UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 30, 2007

WIFIMED HOLDINGS COMPANY, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-49707	58-2412118

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3320 Keenland Road Marietta, Georgia	30062

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 866-833-9948

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01 - Entry into a Material Definitive Agreement

            On July 30, 2007, WiFiMed Holdings, Inc. ("WiFiMed" or "we") entered into a merger agreement, which is attached as Exhibit 10.1 hereto and incorporated herein by reference, with JMJ Technologies, Inc. ("JMJ"), a Georgia based healthcare information technology company.

            Under the terms of the merger agreement, we will issue approximately 3.5 million shares of our common stock in exchange for all of the outstanding shares of JMJ. The number of WiFiMed shares to be issued JMJ shareholders may be adjusted downward depending upon the total of  JMJ liabilities at the date of closing.

            Completion of the proposed transaction is subject to various conditions that are set forth in the merger agreement.  Although the parties to the merger agreement anticipate a closing on or about August 15, 2007, there is no assurance that the conditions for closing will be met and consequently there can be no assurance that the transaction will be completed.

Item 9.01 - Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Description

10.1	Merger Agreement by and among WiFiMed Holdings Company, Inc.; JMJ Acquisition, Inc., and JMJ Technologies, Inc. dated July 30, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WIFMED HOLDINGS COMPANY, INC.
/s/ Jeffrey Alan Simon

By: Jeffrey A. Simon
Chief Executive Officer
Date: August 3, 2007